UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 4, 2019

Hercules Capital, Inc.
(formerly known as Hercules Technology Growth Capital, Inc.)

(Exact name of registrant as specified in its charter)

Maryland	814-00702	74-3113410
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
400 Hamilton Ave., Suite 310 Palo Alto, CA	94301
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (650) 289-3060

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

                                   Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 4, 2019, the Board of Directors of Hercules Capital, Inc. (the “Company”) elected Gayle Crowell as a director of the Company. There are no arrangements or understandings between Ms. Crowell and any other persons pursuant to which Ms. Crowell was elected as a director of the Company. Ms. Crowell will be entitled to the applicable annual retainer and restricted stock awards pursuant to the Company’s director compensation arrangements, under terms consistent with those previously disclosed by the Company. Ms. Crowell will also be entitled to enter into an indemnification agreement with the Company. Ms. Crowell will hold office as a Class II director for a term expiring in 2021 and does not currently serve on any committees of the Company.

Ms. Crowell served as an operational business consultant for Warburg Pincus LLC, a private equity firm from June 2001 through December 2018. Since 2016, she has served as a member of the board of directors of Envestnet, Inc., a provider of unified wealth management technology and services to financial advisors. She is also as a member of Envestnet’s compensation committee and chairman of its compliance and information security committee. Since 2014, Ms. Crowell has also served as a member of the board of directors of Dude Solutions Inc., a provider of operations management software. She has previously served as a member of the board of directors of multiple private and public companies, including but not limited to Mercury Gate International, Inc. (2014-2018), Yodlee (2002-2015), Coyote Logistics, LLC (2011-2015), SRS (2004-2013) and TradeCard, Inc. (2009-2013). Ms. Crowell holds a B.S. in education from the University of Nevada at Reno.

Item 8.01. Other Events

On February 5, 2019, the Company issued a press release announcing the appointment of Ms. Crowell as a member of the Company’s Board of Directors. The text of the press release is included as an exhibit to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated February 5, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES CAPITAL, INC.

February 5, 2019	By:	/s/ Melanie Grace
General Counsel